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February 28, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

This opinion is given in connection with the filing by Chubb Separate Account VA-2 ("Separate Account VA-2"), a separate account established by Chubb Life Insurance Company of America ("Chubb Life") pursuant to the insurance laws of the State of New Hampshire and organized as a registered investment trust under the Investment Company Act of 1940 (the "1940 Act"), of a notice pursuant to Rule 24f-2 (the "24f-2 Notice") under the 1940 Act. In its Registration Statement on Form S-6 (File No. 33-79888) ("Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, Separate Account VA-2 registered an indefinite number or amount of its securities and undertook to file the 24f-2 Notice within six months of its December 31 fiscal year end.

I have examined all the pertinent Registration Statements and Amendments, and forms. I have also reviewed all other corporate records, certificates, documents and statutes that have been deemed relevant in order to render the opinion expressed herein.

Based on such examinations, I am of the opinion that both Chubb Life and Separate Account VA-2 were validly established and exist under the laws of the State of New Hampshire. The assets allocated to Separate Account VA-2 are validly owned by Chubb Life; however, as provided in the Policies, those assets are not chargeable with liabilities arising out of any other business which Chubb Life may conduct, they are subject only to the charges, fees and deductions as set forth in the Registration Statement. The Policies issued by Chubb Life in connection with the issuance of securities by Separate Account VA-2 have been duly authorized and issued, and constitute binding obligations of Chubb Life. In conclusion, I am of the opinion that the Units, the registration of which the 24f-2 Notice makes definite in number, are legally issued, fully paid and non-assessable.

Sincerely,



Thomas Elwood
Assistant Counsel

SJL/emb